SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-LILLIAN VERNON CORP.

                    GAMCO INVESTORS, INC.
                                 5/24/02            1,000-            7.8500
                                 5/10/02            4,000-            7.8500
                                 4/30/02            1,000-            7.1000
                                 4/30/02            1,000-            7.1000
                                 4/30/02            1,000             7.1000
                     GABELLI FUNDS, LLC.
                         GABELLI VALUE FUND
                                 5/15/02            1,000-            8.0060


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.

          (*) RESULTS IN CHANGE OF DISPOSITIVE POWER AND BENEFICIAL OWNERSHIP.